AMENDED STOCK PURCHASE AGREEMENT

THIS AMENDED STOCK PURCHASE AGREEMENT ("Amended Agreement") is entered into this 7th day of October, 1997, and amends the Stock Purchase Agreement ("Agreement") entered into on the 30th day of June, 1997, by and between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("PESI"), and DR. LOUIS F. CENTOFANTI, an individual ("Centofanti").

                          WITNESSETH:

     WHEREAS, Centofanti is the Chairman of the Board and President of PESI; and

     WHEREAS, Centofanti and PESI have negotiated this Amended Agreement in which Centofanti would acquire 12,190 shares of PESI Common Stock for $20,000, which is an amendment to the original purchase agreement which provided for the purchase of 24,381 shares of PESI Common Stock for $40,000. The purchase will remain at seventy-five percent (75%) of the closing bid price of each share of PESI Common Stock as quoted on the NASDAQ on the original date of the Agreement (June 30, 1997); and

WHEREAS, the closing bid price of the PESI Common Stock was $2.1875, as reported on the NASDAQ as of June 30, 1997; and

WHEREAS, Centofanti desires to purchase Twelve Thousand One
Hundred Ninety (12,190) shares of PESI Common Stock, which is an amendment to the original purchase agreement which provided for the purchase of Twenty-Four Thousand Three Hundred Eighty One (24,381) shares, par value $.001 per share, and PESI desires to sell to Centofanti such shares of Common Stock, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Purchase and Sale.

               1.1 Purchase of Shares. Subject to the terms and conditions of this Amended Agreement, Centofanti hereby purchases
          Twelve Thousand One Hundred Ninety (12,190) shares of
          PESI Common Stock (the "Shares"), and PESI hereby issues and delivers the Shares to Centofanti.

           1.2 Purchase Price; Payment of Purchase Price. The per share purchase price of the Shares shall be $1.6406, calculated at seventy-five percent (75%) of $2.1875 (the closing bid price of the Common Stock on June 30, 1997, as reported on the National Association of Securities Dealers
        Automated Quotation System ("NASDAQ")). In consideration for the Shares, Centofanti hereby tenders to the Company
        Twenty Thousand Dollars ($20,000.00).

   2. Representations and Warranties of Centofanti. Centofanti represents and warrants as follows:

           2.1 Purchase for Investment. Centofanti is acquiring, or will acquire, the Shares to hold for investment, with no present intention of dividing Centofanti's participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and not with a view to or for sale in connection with any distribution thereof, except pursuant to a registration statement under the Securities Act of 1933, as amended
        (the "Securities Act"), and any applicable state securities laws, or a transaction exempt from registra-

        tion thereunder, and shall not make any sale, transfer or other disposition of the Shares in violation of any applicable state securities laws, including in each instance any applicable rules and regulations promulgated thereunder, or in violation of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC").

           2.2 No Registration. Centofanti acknowledges that the Shares are not being registered under any state securities laws, and are not being registered under the Securities Act on the ground that this transaction is exempt from registration under Section 3(b) and/or 4(2) of the Securities Act, and that reliance by PESI on such exemptions is predicated in part on Centofanti's representations set forth herein.

           2.3 Restricted Transfer. Centofanti agrees that PESI may refuse to permit the sale, transfer or disposition of any of the Shares received by Centofanti unless there is in effect a registration statement under the Securities Act and any applicable state securities law covering such transfer or Centofanti furnishes an opinion of counsel or other evidence, reasonably satisfactory to counsel for PESI, to the effect that such registration is not required.

           2.4 Legend. Centofanti understands and agrees that stop transfer instructions will be given to PESI's transfer agent and that there will be placed on the certificate or certificates for any of the Shares received by Centofanti, any substitutions therefor and any certificates for any additional shares which might be distributed with respect to such Shares, a legend stating in substance:

                     "The shares of stock evidenced by this
        certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the
        "Securities Act"). These shares may not be sold or transferred except pursuant to an effective registration statement under the
        Securities Act and any applicable state
        securities laws unless there is furnished to the issuer an opinion of counsel or other evidence, reasonably satisfactory to the issuer's counsel, to the effect that such registration is not required."

           2.5 Indefinite Holding Period. Centofanti understands that under the Securities Act, the Shares received by Centofanti must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition of such shares.

           2.6 Rule 144 Compliance. Centofanti understands that PESI is required to file periodic reports with the SEC and that certain sales of the Shares received by Centofanti may be exempt from registration under the Securities Act by virtue of Rule 144 promulgated by the SEC under the Securities Act, provided that such sales are made in accordance with all of the terms and conditions of that Rule including compliance with the required one-year holding period. Centofanti further understands that if Rule 144 is not available for sales of the Shares received by Centofanti, such Shares may not be sold without registration under the Securities Act or compliance with some other exemption from such registration, and that PESI has no obligation to register the Shares received by Centofanti or take any other action necessary in order to make compliance with an exemption from registration available.

           2.7 Sophisticated Investor. Centofanti, as President and Chairman of the Board of PESI, possesses extensive knowledge as to the business and operation of PESI and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares.

   3. Representations and Warranties of PESI. PESI represents and warrants as follows:

           3.1 Organization and Standing. PESI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           3.2 Power, Authority, and Validity. PESI has full right, power and corporate authority to enter into this Amended Agreement and to perform the transactions contemplated hereby, and this Amended Agreement is valid and binding upon and enforceable against PESI in accordance with its terms. The execution, delivery and the performance of this Amended Agreement by PESI has been duly and validly authorized and approved by all requisite action on the part of PESI and Buyer.

           3.3 Status of PESI Common Stock. The PESI Common Stock to be issued pursuant to this Amended Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable.

   4. Miscellaneous.

           4.1 Notices. All notices, requests, demands, and other communications under this Amended Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first-class postage prepaid, to the following at the addresses indicated:

        To PESI:       Perma-Fix Environmental Services, Inc.
                       c/o Chief Financial Officer
                       1940 Northwest 67th Place
                       Gainesville, Florida 32653

        To Centofanti: Dr. Louis F. Centofanti
                       Perma-Fix Environmental Services, Inc.
                       6075 Roswell, Suite 602
                       Atlanta, Georgia 30328

        or to any other address that PESI or Centofanti shall designate in writing.

           4.2 Brokers. Each party represents and warrants that all negotiations related to this Amended Agreement have been carried on by the parties without the intervention of any broker. Each party agrees to indemnify, and hold the other party harmless against any claims for fees or commissions employed or alleged to have been employed by such party.

           4.3 Amendment. This Amended Agreement shall not be amended, altered or terminated except by a writing executed by each party.

           4.4 Governing Law. This Amended Agreement shall be governed in all respects by the law of the State of Delaware.

           4.5 Headings. The paragraph headings used in this Amended Agreement are included solely for convenience, and shall not in any way affect the meaning or interpretation of this Agreement.

           4.6 Entire Agreement. This Amended Agreement sets forth the entire understanding of the parties; further, this Amended Agreement shall supersede and/or replace any oral or written agreements relating to this subject matter entered into by the parties before the date of this Amended Agreement.

           4.7 Binding Effect. This Amended Agreement shall be binding on and inure to the benefit of, and be enforceable by, the respective heirs, legal representatives, successors, and assigns of the parties pursuant to its terms.

   PESI and Centofanti have executed this Amended Agreement as of the 7th day of October, 1997.


                       PERMA-FIX ENVIRONMENTAL SERVICES, INC.



                    By:_______________________________________
                       RICHARD T. KELECY
                       Chief Financial Officer





                       __________________________________________
                       DR. LOUIS F. CENTOFANTI, Individually